Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 •www.franklinstreetproperties.com
Contact: Donna Brownell: 877-686-9496
FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. CLOSES
$75 MILLION UNSECURED TERM LOAN FACILITY

WAKEFIELD, MA – October 15, 2008 – Franklin Street Properties Corp. (“FSP”) (NYSE Alternext US: FSP), an investment firm specializing in real estate, announced today that it has closed on a $75 million unsecured term loan facility with RBS Citizens, National Association, Bank of America, N.A. and Wachovia Bank, National Association.  The term loan facility has an initial three-year term that matures on October 15, 2011.  In addition, FSP has the right to extend the initial maturity date for up to two successive one-year periods, or until October 15, 2013 if both extensions are exercised.  FSP fixed the interest rate for the initial three-year term of the term loan facility at 5.84% per annum pursuant to an interest rate swap agreement.  The proceeds of the term loan facility will be used to pay down a portion of the outstanding balance on FSP’s existing $250 million revolving line of credit facility.  FSP intends to use the increased availability under its existing revolving line of credit facility for property acquisitions.  Additional information on the term loan facility can be found in FSP’s Current Report on Form 8-K that is being filed with the United States Securities and Exchange Commission today.

George J. Carter, President and Chief Executive Officer of FSP, commented as follows:

“We are pleased to continue and expand our banking relationships with RBS Citizens, Bank of America and Wachovia Bank, all of whom are participants in our existing $250 million revolving line of credit facility.  We are excited about the potential property investment opportunities that this term loan facility will allow us to pursue. As the capital markets and U.S. economy work through the current real estate mortgage/debt crunch, we will continue to pursue additional property investment opportunities. It will be FSP's objective to continue to grow its property portfolio and rental income business during this period of liquidity-constrained capital markets by using its balance sheet strength to help finance and fund new acquisitions. We continue to be very optimistic about FSP's position in the current commercial real estate investment market and the opportunities that may present themselves as a result of the current distress surrounding some aspects of those markets.”

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties.  FSP operates in two business segments: real estate operations and investment banking/investment services.  The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties.  FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP's or management's intentions, beliefs, expectations, or predictions for the future, including statements relating to potential property acquisitions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including the possibility that FSP may not be able to acquire properties with the proceeds of the term loan facility.  See the "Risk Factors" set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.